China-Biotics to Build New Facility to Produce Probiotics
and Related Products for the Animal Feed Industry in Shanxi Province

SHANGHAI, August 16, 2010 - China-Biotics, Inc. ("China-Biotics," the "Company") (Nasdaq: CHBT), a leading developer, manufacturer and distributor of probiotics products in China, today announced that the Company plans to build a new facility dedicated to the production and sale of probiotics and related products for the animal feed industry in Yangling Agricultural High-tech Industries Demonstration Zone in Shanxi Province.

The new facility will be located on 126 mu (1 mu = 0.0667 hectares) inside the Yangling Agricultural Hi-tech Industries Demonstration Zone in the Shanxi Province of China. The Company estimates that construction of the new facility will be completed within two years.

Once operational, the new facility will enjoy a favorable tax holiday for its first three years and half the standard tax rate in the following year. The Company is currently in discussions with leading domestic and multinational agricultural companies for potential partnership in this project.

Mr. Jinan Song, Chairman and Chief Executive Officer of China-Biotics, commented, "After nearly 3 years of thorough study and testing of probiotics strains for animal feed products and refining our proprietary fermentation technology, we have reached a new stage that allows us to commercialize our research achievements. The establishment of this animal feed probiotics facility, which can become the second engine to propel our long-term growth, will mark another milestone for China-Biotics as we confidently march into the vast Chinese animal feed market.”

“Probiotics have been identified by the National Development Reform Commission as a major solution to address the overuse of antibiotics in livestock and fish farms.  As China continues to face a scarcity of domestically supplied enzymes and fermented animal feed, our new animal feed probiotics production base with proprietary fermentation technologies will make a timely entrance into the marketplace," Mr. Song concluded.

About Yangling Agricultural High-tech Industries Demonstration Zone

Initiated by 20 central government ministries and commissions, as well as the Shanxi Provincial Government, the Yangling Agricultural High-tech Industries Demonstration Zone was approved by the State Council in July 1997 as the only state-level agricultural high-tech industries demonstration zone in China. Yangling serves as the hub for leading industries in plant and animal breeding, environment conservation, agricultural materials, green food and bio-pharmaceuticals. Among over 1000 companies that have already established facilities in Yangling High-tech Industries Demonstration Zone, there are Fortune Global 500 companies Amorim, Cargill and Mitsui as well as Chinese soft beverage giant Huiyuan. For more information, please visit en.yangling.gov.cn.

About China-Biotics

China-Biotics, Inc. ("China-Biotics," the "Company"), a leading manufacturer of biotechnology products and supplements, engages in the research, development, marketing and distribution of probiotics dietary supplements in China. Through its wholly owned subsidiary, Shanghai Shining Biotechnology Co., Ltd., the Company develops and produces its proprietary product portfolio, including live microbial nutritional supplements under the "Shining" brand. Currently, the products are sold OTC through large distributors to pharmacies and supermarkets in Shanghai, Jiangsu, and Zhejiang province. In February 2010, China-Biotics began its commercial production in China's largest probiotics production facility to meet growing demand in China. For more information, please visit www.chn-biotics.com.

Safe Harbor Statement

The information in this release contains forward-looking statements which involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements, which may be identified by terminology such as "may," "should," "will," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "forecast," "project," "continue," or the negative of such terms or other comparable terminology. Readers should not rely on forward-looking statements as predictions of future events or results. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks described in "Item 1A. Risk Factors" beginning on page 17 and elsewhere in the Company's 2010 Annual Report on Form 10-K. These factors may cause the Company's actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time and it is not possible for the Company to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. The Company disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this document, except as required by applicable law.

Contact:

Travis Cai
Chief Financial Officer
China-Biotics, Inc.
Email:	traviscai@chn-biotics.com

Shiwei Yin/Kevin Theiss
Grayling
Phone:	+1-646-284-9474
Email:	shiwei.yin@grayling.com kevin.theiss@grayling.com